UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 17, 2024

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the “Board”) of Lazydays Holdings, Inc., a Delaware corporation (the “Company”), has appointed Amber Dillard, age 40, as Chief Operating Officer of the Company, effective September 17, 2024. There are no arrangements or understandings between Ms. Dillard and any other person regarding her appointment of the kind required to be reported under Item 401(b) of Regulation S-K. There are no family relationships (as defined in Item 401(d) of Regulation S-K) between Ms. Dillard and any of the Company’s directors or executive officers. There are no transactions between the Company and Ms. Dillard of the kind required to be reported under Item 404(a) of Regulation S-K.

Ms. Dillard joined the Company in 2011 and has worked across the organization in various capacities including accounting, supply chain, vehicle purchasing, inventory management, and dealership operations. Ms. Dillard has served as the Vice President, Operations of the Company since January 2024. Prior to joining the Company, Amber worked in public and non-profit accounting, with an emphasis in internal audits. Ms. Dillard sits on the board of the Lazydays Employee Foundation, which is dedicated to contributing to at-risk children in the communities the Company serves. She holds a bachelor’s degree in accounting from Florida State University, and furthered her education at the University of South Florida. Additionally, Ms. Dillard was named to the inaugural class of the RV Industry Association 40 under 40 award winners in 2017.

In connection with Ms. Dillard’s appointment as Chief Operating Officer, her base annual salary will be increased to $350,000; she will receive a payment of $262,500 under the Company’s Short Term Incentive Plan (the “STIP”) on the STIP’s standard payment schedule; she will be eligible to receive a retention bonus payment of $120,000 subject to her continued service through December 31, 2024; and she will be eligible to receive restricted stock units (“RSUs”) under the Company’s 2018 Long Term Incentive Plan contingent upon and to be issued at the Company’s closing of a qualifying financing transaction, which RSUs will be valued at $200,000 and vest at the closing of any such transaction, or be valued at $350,000 and vest over 3 years following the closing of any such transaction, at her election.

Item 7.01 Regulation FD Disclosure.

On September 16, 2024, the Company issued a press release announcing Ms. Dillard’s appointment as Chief Operating Officer as described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Lazydays Holdings, Inc. dated September 17, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

September 17, 2024	By:	/s/ Ronald Fleming
Date		Ronald Fleming
Interim Chief Executive Officer